                                                                     EXHIBIT 11
                                                                         PAGE 1

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                                     INCOME FROM       LOSS ON
                                                                     CONTINUING      DISCONTINUED        NET
                                                         SHARES      OPERATIONS       OPERATIONS        INCOME
                                                         ------      -----------     ------------       ------
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995
Income (loss)                                                        $6,327,000      $         -      $6,327,000
Dividend requirements on Series B preferred stock                             -                -               -
Dividend requirements on Series C preferred stock                      (311,000)               -        (311,000)
Weighted average of outstanding shares of common
 stock                                                  9,139,482             -                -               -
Effect of assumed exercise of outstanding stock
 options                                                  328,793             -                -               -
                                                        ---------    ----------      -----------      ----------
                                                        9,468,275    $6,016,000      $         -      $6,016,000
                                                        ---------    ----------      -----------      ----------
                                                        ---------    ----------      -----------      ----------
Earnings per common share                                            $      .63      $         -      $      .63
                                                                     ----------      -----------      ----------
                                                                     ----------      -----------      ----------

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1994
Income (loss)                                                        $5,638,000      $(1,301,000)     $4,337,000
Dividend requirements on Series B preferred stock                      (148,000)               -        (148,000)
Dividend requirements on Series C preferred stock                      (330,000)               -        (330,000)
Weighted average of outstanding shares of common
 stock                                                  9,104,482              -               -               -
                                                        ---------    ----------      -----------      ----------
                                                        9,104,482    $5,160,000      $(1,301,000)     $3,859,000
                                                        ---------    ----------      -----------      ----------
                                                        ---------    ----------      -----------      ----------
Earnings (loss) per common share                                     $      .56      $      (.14)     $      .42
                                                                     ----------      -----------      ----------
                                                                     ----------      -----------      ----------

                                                                     EXHIBIT 11
                                                                         PAGE 2

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                                     INCOME FROM       LOSS ON
                                                                     CONTINUING      DISCONTINUED        NET
                                                         SHARES      OPERATIONS       OPERATIONS        INCOME
                                                         ------      -----------     ------------       ------
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
Income (loss)                                                       $20,654,000      $         -      $20,654,000
Dividend requirements on Series B preferred stock                      (267,000)               -         (267,000)
Dividend requirements on Series C preferred stock                      (933,000)               -         (933,000)
Weighted average of outstanding shares of common
 stock                                                  9,121,982             -                -                -
Effect of assumed exercise of outstanding stock
 options                                                  274,304             -                -                -
                                                        ---------   -----------      -----------      -----------
                                                        9,396,286   $19,454,000      $         -      $19,454,000
                                                        ---------   -----------      -----------      -----------
                                                        ---------   -----------      -----------      -----------
Earnings per common share                                           $      2.07      $         -      $      2.07
                                                                    -----------      -----------      -----------
                                                                    -----------      -----------      -----------

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
Income (loss)                                                       $17,927,000      $(4,251,000)     $13,676,000
Dividend requirements on Series B preferred stock                      (421,000)               -         (421,000)
Dividend requirements on Series C preferred stock                    (1,008,000)               -       (1,008,000)
Weighted average of outstanding shares of common
 stock                                                  9,100,908             -                -                -
                                                        ---------   -----------      -----------      -----------
                                                        9,100,908   $16,498,000      $(4,251,000)     $12,247,000
                                                        ---------   -----------      -----------      -----------
                                                        ---------   -----------      -----------      -----------
Earnings (loss) per common share                                    $      1.81      $      (.46)     $      1.35
                                                                    -----------      -----------      -----------
                                                                    -----------      -----------      -----------

                                                                     EXHIBIT 11
                                                                         PAGE 3

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                                     INCOME FROM       LOSS ON
                                                                     CONTINUING      DISCONTINUED        NET
                                                         SHARES      OPERATIONS       OPERATIONS        INCOME
                                                         ------      -----------     ------------       ------
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995
Income (loss)                                                        $6,327,000      $         -      $6,327,000
Dividend requirements on Series B preferred stock                             -                -               -
Dividend requirements on Series C preferred stock                      (311,000)               -        (311,000)
Weighted average of outstanding shares of common
 stock                                                  9,139,482             -                -               -
Effect of assumed exercise of outstanding stock
 options                                                  328,793             -                -               -
                                                        ---------    ----------      -----------      ----------
                                                        9,468,275    $6,016,000      $         -      $6,016,000
                                                        ---------    ----------      -----------      ----------
                                                        ---------    ----------      -----------      ----------
Earnings per common share                                            $      .63      $         -      $      .63
                                                                     ----------      -----------      ----------
                                                                     ----------      -----------      ----------

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1994
Income (loss)                                                        $5,638,000      $(1,301,000)     $4,337,000
Dividend requirements on Series B preferred stock                      (148,000)               -        (148,000)
Dividend requirements on Series C preferred stock                      (330,000)               -        (330,000)
Weighted average of outstanding shares of common
 stock                                                  9,104,482             -                -               -
                                                        ---------    ----------      -----------      ----------
                                                        9,104,482    $5,160,000      $(1,301,000)     $3,859,000
                                                        ---------    ----------      -----------      ----------
                                                        ---------    ----------      -----------      ----------
Earnings (loss) per common share                                     $      .56      $      (.14)     $      .42
                                                                     ----------      -----------      ----------
                                                                     ----------      -----------      ----------

                                                                     EXHIBIT 11
                                                                         PAGE 4

            ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
     (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                                     INCOME FROM       LOSS ON
                                                                     CONTINUING      DISCONTINUED        NET
                                                         SHARES      OPERATIONS       OPERATIONS        INCOME
                                                         ------      -----------     ------------       ------
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
Income (loss)                                                       $20,654,000      $         -      $20,654,000
Dividend requirements on Series B preferred stock                      (267,000)               -         (267,000)
Dividend requirements on Series C preferred stock                      (933,000)               -         (933,000)
Weighted average of outstanding shares of common
 stock                                                  9,121,982             -                -                -
Effect of assumed exercise of outstanding stock
 options                                                  327,801             -                -                -
                                                        ---------   -----------      -----------      -----------
                                                        9,449,783   $19,454,000      $         -      $19,454,000
                                                        ---------   -----------      -----------      -----------
                                                        ---------   -----------      -----------      -----------
Earnings per common share                                           $      2.06      $         -      $      2.06
                                                                    -----------      -----------      -----------
                                                                    -----------      -----------      -----------

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
Income (loss)                                                       $17,927,000      $(4,251,000)     $13,676,000
Dividend requirements on Series B preferred stock                      (421,000)               -         (421,000)
Dividend requirements on Series C preferred stock                    (1,008,000)               -       (1,008,000)
Weighted average of outstanding shares of common
 stock                                                  9,100,908             -                -                -
                                                        ---------   -----------      -----------      -----------
                                                        9,100,908   $16,498,000      $(4,251,000)     $12,247,000
                                                        ---------   -----------      -----------      -----------
                                                        ---------   -----------      -----------      -----------
Earnings (loss) per common share                                    $      1.81      $      (.46)     $      1.35
                                                                    -----------      -----------      -----------
                                                                    -----------      -----------      -----------